EXHIBIT 4.1

CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2023 (the “Amendment Effective Date”), is entered into by and among SatixFy Communications Ltd, a limited liability company organized under the laws of Israel with company registration number 51-613503-5 (the “Borrower”), the lenders party hereto (the “Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of February 1, 2022 (as amended by that certain First Amendment to Credit Agreement, dated as of September 13, 2022, as further amended by that certain Waiver and Second Amendment to Credit Agreement, dated as of April 23, 2023, as further amended by that certain Consent, Waiver and Third Amendment to Credit Agreement, dated June 2, 2023, as further amended by that certain Consent, Waiver and Fourth Amendment to Credit Agreement, dated October 31, 2023 and as further amended, restated or modified from time to time to date, the “Existing Credit Agreement”);

WHEREAS, pursuant to Section 6.14 of the Existing Credit Agreement, the Borrower is required to obtain the prior written consent of the Lenders (which consent shall not be unreasonably withheld or delayed) to enter into, amend or permit any amendments to, or terminate or waive any provision of a Material Contract;

WHEREAS, the Borrower has requested that the Lenders provide their consent with respect to the termination of that certain Forward Purchase Agreement Confirmation, dated October 24, 2022, as amended by that certain Forward Purchase Confirmation Amendment, dated October 25, 2022, pursuant to the (i) FPA Termination Agreement dated as of the date hereof among Vellar Opportunity Fund SPV LLC – Series 7, the Borrower and Endurance Acquisition Corp. (the “Vellar Termination”) and (ii) FPA Termination Agreement among ACM ARRT G LLC, the Borrower and Endurance Acquisition Corp. (the “ACM Termination”); and

WHEREAS, the Administrative Agent and the Lenders party hereto, who constitute the Required Lenders, have agreed to consent to the Borrower’s entry into the Vellar Termination and the ACM Termination, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1        Definitions; Interpretation.

(a)          Defined Terms.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement.

(b)          Interpretation.  The rules of interpretation set forth in Section 1.02 and Section 1.03 of the Existing Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2        Consent.  Subject to the conditions set forth herein (including the occurrence of the conditions in Section 4 of this Amendment), the Lenders hereby approve of the Vellar Termination and the ACM Termination.

SECTION 3       Amendments to the Existing Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, Section 5(c) of the Third Amendment is hereby amended (a) to replace the word “four (4) Business Days” with “90 days” and (b) to add “, provided that if the Borrower shall transfer or cause to be transferred to the Lenders (or certain affiliates designated by the Lenders) shares which are already issued and outstanding as of the date hereof, then the amount of shares required to be issued by the Borrower to the Lenders as part of the SatixFy Share Issuance shall be reduced by such number of transferred shares,” after the word “occurred” in clause (i).

SECTION 4        Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)          Amendment.  The Administrative Agent shall have received this Amendment, executed by the Administrative Agent, the Lenders and the Borrower.

(b)         Closing Certificate.  The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower dated the Amendment Effective Date: (i) certifying as to the matters set forth in Section 4(c) of this Amendment, (ii) attaching true and correct copies of the Vellar Termination and the ACM Termination, duly executed by all parties thereto, and (iii) a copy of the resolutions of the Board of Directors of the Borrower, approving and authorizing the execution, delivery and performance of this Amendment.

(c)          Representations and Warranties; No Default.  Immediately after giving effect to this Amendment:

(i)        the representations and warranties contained in Article III of the Existing Credit Agreement (as amended by this Amendment, the “Amended Credit Agreement”) and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall be true, correct and complete in all respects as of such earlier date); and

(ii)        there exists no Default or Event of Default.

(e)          Costs and Expenses.  The Borrower shall have paid in immediately available funds, all costs and expenses of the Administrative Agent and the Lenders party hereto, and the fees and disbursements of counsel to the Administrative Agent and the Lenders party hereto, in each case pursuant to Section 9.03(a) of the Amended Credit Agreement.

SECTION 5         Post-Closing.

(a)         Within thirty (30) days of the Amendment Effective Date, (i) the Borrower shall have issued 1,000,000 Price Adjustment Shares (as defined in Annex A hereto) to the Lenders (or certain Affiliates thereof designated by the Lenders) on a pro rata basis and (ii) the Borrower shall have delivered a written confirmation to Lenders with respect to tax requirements in connection with such share issuance, in a form substantially similar to what was delivered on the Effective Date.  In connection with the issuance of the Price Adjustment Shares, the Borrower shall provide representations and warranties similar to those representations and warranties provided in the FP Share Purchase Agreement or other customary representations and warranties required by the Required Lenders.

2

(b)          Notwithstanding anything herein or in any other Loan Document to the contrary, the failure of the Borrower to satisfy any of the obligations in this Section 5 within the time period set forth herein shall automatically result in an Event of Default (unless such time period is extended by the Administrative Agent in its sole discretion at the request of the Required Lenders).

SECTION 6        Miscellaneous.

(a)          Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Existing Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and the Administrative Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  The Borrower hereby reaffirms the grant of security under Section 3 of the Security Agreement and any other applicable Security Document and hereby reaffirms that such grants of security in the Collateral secures all Secured Obligations (as defined in the Security Agreement) under the Amended Credit Agreement and the other Loan Documents.

(b)          Conditions.  For purposes of determining compliance with the conditions specified in Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.  The Lenders signatory to this Amendment constitute Required Lenders for all purposes of this Amendment.

(c)          Release.  In consideration of the agreements of Administrative Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, on behalf of itself, the other Loan Parties and its and their successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, and its and their successors and assigns, and its and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent, the Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Borrower, any other Loan Party or any of its or their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Existing Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto (collectively, the “Released Claims”).  The Borrower understands, acknowledges and agrees that the release set forth above (the “Release”) may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  The Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Without the generality of the foregoing, the Borrower hereby waives the provisions of any statute or doctrine that prevents a general release from extending to claims unknown by the releasing party.  The Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Claims.  The Borrower acknowledges that the Release constitutes a material inducement to Administrative Agent and the Lenders to enter into this Amendment and that Administrative Agent and the Lenders would not have done so but for Administrative Agent’s and the Lenders’ expectation that the Release is valid and enforceable in all events.  Notwithstanding the foregoing Section 6(c), nothing in this Amendment is intended to, and shall not, release the Borrower’s rights and obligations under this Amendment or bar the Borrower from seeking to enforce or effectuate this Amendment.

3

(d)        No Reliance.  The Borrower hereby acknowledges and confirms to the Administrative Agent and the Lenders that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)          Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(f)          Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(g)         Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably and unconditionally agrees that Sections 9.09(b), 9.09(c), 9.09(d) and 9.10 of the Existing Credit Agreement are incorporated herein mutatis mutandis.

(h)          Headings and Recitals.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.  The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

(i)         Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(j)           Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(k)          Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(l)            Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(m)         Electronic Execution of Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

SATIXFY COMMUNICATIONS LTD,
as Borrower

By:	/s/ Yoav Liebovitch
Name: Yoav Liebovitch
Title: Chairman

By:	/s/ Oren Harari
Name: Oren Harari
Title: Interim Chief Financial Officer

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Administrative Agent

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

FP CREDIT PARTNERS II AIV, L.P.,
as a Lender
By: FP Credit Partners GP II, L.P. Its: General Partner By: FP Credit Partners GP II Management, LLC Its: General Partner

By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director

FP CREDIT PARTNERS PHOENIX II AIV, L.P.,
as a Lender
By: FP Credit Partners GP II, L.P. Its: General Partner
By: FP Credit Partners GP II Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

FP CREDIT PARTNERS AIV, L.P.,
as a Lender
By: FP Credit Partners GP, L.P. Its: General Partner
By: FP Credit Partners GP Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

FP CREDIT PARTNERS PHOENIX AIV, L.P.,
as a Lender
By: FP Credit Partners GP, L.P. Its: General Partner
By: FP Credit Partners GP Management, LLC Its: General Partner
By:	/s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Partner

[Signature Page to Consent and Fifth Amendment to Credit Agreement]

Annex A